Exhibit 10.3

Amendment No. 3 to Trade Name License Agreement

AMENDMENT NO. 3 dated as of March 23, 2006 to the Trade Name License Agreement (the “Agreement”) dated as of the 14th day of July 1998, by and between Time Warner Inc., a Delaware corporation, located at One Time Warner Center, New York, New York, 10019 (hereinafter “Licensor”), and Time Warner Telecom Inc., a Delaware corporation and successor to Time Warner Telecom LLC, located at 10475 Park Meadows Drive, CO 80214 (hereinafter “Licensee”).

WHEREAS, Licensor and Licensee entered into the Agreement for the use by Licensee of the name “Time Warner” for an Initial Term of four (4) years ending July 13, 2002;

WHEREAS, Licensor and Licensee amended the Agreement extending the Initial Term by two (2) years to a total of six (6) years ending July 13, 2004 by executing AMENDMENT NO. 1 TO TRADE NAME LICENCE AGREEMENT dated as of April 17, 2001;

WHEREAS, Licensor and Licensee amended the Agreement extending the Initial Term by two (2) additional years to a total of eight (8) years ending July 13, 2006 by executing AMENDMENT NO. 2 TO TRADE NAME LICENCE AGREEMENT dated as of August 7, 2003; and

WHEREAS, Licensor and Licensee wish to extend the Initial Term of the Agreement until July 13, 2007.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Section 3(a) of the Agreement is amended to read in its entirety as follows: “The term of this Agreement shall commence on the date set forth on page one hereof and, unless earlier terminated as provided herein, shall continue until July 13, 2007 (hereinafter the “Initial Term”).”

2. Section 3(b) shall be deleted.

3. Section 7(a)(i) is amended to read in its entirety: This Agreement shall automatically and immediately terminate if Licensee or any subsidiary of Licensee consummates a transaction which directly or indirectly causes Control (as defined below) of Licensee to be possessed by any local telephony, long distance telephony, wireless, cable or satellite company, including, but not limited to, one of the following entities or their respective heirs, successors, related companies or parent companies: Alltel, AT&T, Bell South, Cablevision, Century Telecommunication, Charter, Cincinnati Bell, Cingular, Citizens Communication Company (Frontier), Comcast, DirecTV, Echostar, Embarq Corporation, Level 3 Communications, Nextel Partners, Qwest, Sprint, T-Mobile, Telcove, Verizon Wireless, Verizon, XO Communications (hereinafter the “Telecommunications Companies”). For purposes of this Agreement, “Control” shall mean the possession, directly or indirectly, of more than 40% of the equity securities or equity interests of an entity or the power to direct or cause the direction of the management and policies of such entity (whether through ownership of securities, partnership interests or other ownership interests, by contract, or otherwise). For the avoidance of doubt, this Section 7(a)(i) does not apply if a third party gains control of Licensee due to a sale of Licensee’s stock by Licensor or its affiliates to a third party or other transaction by Licensor or its affiliates in a transaction that is not a merger, stock sale, asset sale or other corporate transaction consummated by Licensee.

4. Section 7(d) shall be deleted. For the avoidance of doubt, there will be no phase out of the Name after July 13, 2007.

5. The Parties agree that they will use good faith efforts to negotiate and enter into an amendment to the Agreement within fifteen (15) business days of the date hereof, which amendment shall provide for quality control guidelines designed to prevent confusion between Licensee, on the one hand, and Licensor and its affiliates, on the other hand.

Except as specifically amended hereby, the Agreement shall remain in full force and effect.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Agreement to be duly executed and delivered by their respective officers, each of whom is duly authorized as of the date set forth on page one hereof.

TIME WARNER INC.

By:
Name:
Title:

TIME WARNER TELECOM INC

By:
Name:
Title: